SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐   Preliminary Information Statement
☐   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21)
☒  Definitive Information Statement

Quest Minerals & Mining Corp.
(Name of Registrant as Specified In Its Charter)

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4) Dated Filed _______________________________________

QUEST MINERALS & MINING CORP.
18B East 5th Street
Paterson, New Jersey 07524
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________________

September 21, 2009

Stockholders holding a majority of the voting power of Quest Minerals & Mining Corp., or Quest, have taken action by written consent to amend Quest’s articles of incorporation to reduce the par value of our common stock from $0.001 per share to $0.0001 per share.

Stockholders of record at the close of business on August 27, 2009 will be entitled to notice of this proposed stockholder action by written consent.  Since the actions will have been approved by the holders of the required majority of voting power of our voting stock, no proxies were or are being solicited.  We anticipate that the decrease in our par value will become effective on or after October 16, 2009.

By Order of the Board of Directors, /s/ Eugene Chiaramonte, Jr. EUGENE CHIARAMONTE, JR. President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

 QUEST MINERALS & MINING CORP.

INFORMATION STATEMENT

QUEST MINERALS & MINING CORP.
____________________

INFORMATION STATEMENT
____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

On August 27, 2009, stockholders holding a majority of the voting power of Quest Minerals & Mining Corp, or Quest, have taken action by written consent to amend Quest’s articles of incorporation to reduce the par value of our common stock from $0.001 per share to $0.0001 per share (the “Charter Amendment”).

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of July 28, 2009, there were 1,156,945,271 shares of our common stock outstanding, 15,526 shares of our series A preferred stock outstanding; 48,284 shares of our series B preferred stock outstanding and 260,000 shares of our series C preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our series A and series B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares or series A and series B preferred stock held by such holder are convertible. The voting rights of the series C preferred stock are set forth below.

For the actions described herein, the series A, series B and series C preferred stock vote together with the holders of common stock as a single class.  Each share of series A preferred stock is convertible into that number of shares of common stock determined by multiplying each share of series A preferred stock by a fraction, the numerator of which is $3.00 and the denominator of which is equal to the greater or $0.001 or 40% of the closing price per share of our common stock on the day preceding conversion.  As such, as of July 28, 2009, the 15,526 shares of class A preferred stock are entitled to 46,578,000 votes.

Each share of series B preferred stock is convertible into 0.2588827 shares of common stock and as such the 48,284 shares of series B preferred stock are entitled to 12,500 votes.

Pursuant to the articles of amendment to articles of incorporation establishing the series C preferred stock, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the series C preferred stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the series C preferred stock held by such holder, (b) the number of issued and outstanding shares of our common stock on a fully diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000008.

Each share of series C preferred stock is convertible into that number of shares of common stock determined by dividing each share of series C preferred stock by 100% of the 5 day average closing price of our common stock for the day immediately preceding conversion. As of July 28, 2009, our series C preferred stock was convertible into 56,521,739 shares. In addition, we have $5,207,595 on outstanding convertible notes (including accrued interest), convertible into our common stock based on a discount to our market price. As of July 28, 2009, these notes were convertible into 5,195,202,910 shares of our common stock. Thus, the series C is entitled to 13,309,376,416 votes.

Accordingly, there are 14,512,912,227 votes outstanding voting together as a single class. Shareholders of record at the close of business on August 27, 2009, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock, series A, series B and series C preferred stock voting together as a single class.

On August 27, 2009, Eugene Chiaramonte, Jr., the holder of all of our series C preferred stock, who holds voting power consisting of 13,309,376,456 votes (91.70%) delivered a written consent to us adopting the proposal set forth herein.  For a detailed breakdown of Mr. Chiaramonte’s holdings please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing, of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock, will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

No Dissenter’s Rights

Stockholders have no appraisal or dissenter’s rights with respect to any of the actions described in this information statement.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements.  This means that only one copy of our information statement may have been sent to multiple stockholders in each household.   We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Quest, 18B East 5th Street, Paterson, NJ 07524, (973) 684-0075.  Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

THE PROPOSALS

PROPOSAL 1
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO REDUCE OUR PAR VALUE
FROM $0.001 PER SHARE TO $0.0001

Introduction

On July 29, 2009, our board of directors unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to reduce the par value of our common stock from $0.001 per share to $0.0001 per share (the “Charter Amendment”).  Our board of directors further directed that this Charter Amendment be submitted for consideration by our stockholders.  On August 27, 2009, the holders of our voting stock approved the Charter Amendment.

Effective Time of the Charter Amendment Reducing the Par Value of our Common Stock

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, the Charter Amendment effectuating the reduction of the par value of our common stock with the Utah Secretary of State.  This Charter Amendment will become effective at the close of business on the date the Charter Amendment is accepted for filing for the Utah Secretary of State.  It is presently contemplated that such filing will be made on or after October 16, 2009.

A copy of the Charter Amendment is attached to this information statement as Appendix A.

Reasons for Reducing the Par Value of our Common Stock

We have a substantial amount of convertible securities (currently $5,207,595) and many of these securities have conversion prices based on market price or a discount thereof. On July 29, 2009, our stock price was trading at $0.0004.  To the extent that our common stock trades below par value, it impedes our ability to effectuate conversions as we cannot honor conversions at an amount below our par value.  Accordingly, our note holders are reluctant to convert their notes when our stock price is trading below par value.  Furthermore, under some of these notes, we have affirmatively agreed to reduce our par value to $0.0001 per share and failure to do so would result in a default under these notes.  Any default under the notes would give such holders the right to declare their notes immediately due and payable. We do not currently have sufficient funds to repay the notes in full.

In addition, on January 28, 2007, our wholly-owned subsidiary, Gwenco, Inc. commenced a bankruptcy case under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern Division of Kentucky, Ashland Division.  We are currently overseeing Gwenco’s operations as a debtor in possession, subject to court approval of matters outside the ordinary course of business.  On January 2009, the holders of Gwenco’s existing debt obligations agreed on terms of an exit financing facility to be provided subsequent to confirmation of Gwenco’s plan of reorganization.  The terms of this facility require us to reduce the par value of our common stock to $0.0001 per share.   Failure to comply with this condition could cause the exit facility financier to declare a default and request the bankruptcy court to convert Gwenco's petition to Chapter 7 and liquidate all of Gwenco's assets. In addition, we might be forced to file for protection under Chapter 11 as we are the primary guarantor on a number of Gwenco's contracts.

Accordingly, we believe it is important to have a reduced par value to satisfy our obligations to our note holders and to facilitate the approval of Gwenco’s petition for bankruptcy under Chapter 11.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Quest more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Quest. The board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any preferred stock. Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequence.

The board of directors does not currently intend to propose any amendments to Quest’s articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby. Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, it should be noted that management and its family members currently control 92% of the outstanding votes and consider a hostile takeover attempt very unlikely.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 28, 2009 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from July 28, 2009, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from July 28, 2009.

Name And Address (1)	Number Of Common Shares Beneficially Owned	Percentage Owned (2)	Percentage of Total Voting Power (3)

Eugene Chiaramonte, Jr.	61,521,739 (4)	5.05%	91.70%
All directors and officers as a group (1 person)	61,521,739 (4)	5.05%	91.70%

(1)	Unless otherwise noted, the address is 18B East 5th Street, Paterson, NJ 07524.
(2)	Based on 15,526 common shares, 46,578,000 shares of series A preferred stock, 48,234 shares of series B preferred stock and 260,000 shares of series C preferred stock issued and outstanding.
(3)
Holders of our common stock are entitled to one vote per share, for a total of 734,132,397 votes.  Holders of our Series A preferred stock are not entitled to vote.  Holders of our series A and B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares of class A and series B preferred stock held by such holder are convertible for a total of 46,758,000 and 12,500 votes respectively.  Holders of our Series C preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the series C preferred stock held by such holder, (b) the number of issued and outstanding shares of the Company’s common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000008, for a total of 13,309,376,456 votes.

(4)
Includes (A) options to purchase 5,000,000 shares of our common stock and (B) shares issuable upon conversion of 260,000 shares of series C preferred Stock.  Each share of series C preferred stock is convertible into that number of shares of common stock determined by dividing each share of series C preferred stock by 100% of the 5 day average closing price of our common stock for the day immediately preceding conversion.

_________________________

By Order of the Board of Directors /s/ Eugene Chiaramonte, Jr. Eugene Chiaramonte, Jr. President

September 21, 2009
Paterson, NJ

APPENDIX A

State of Utah
DEPARTMENT OF COMMERCE
Divisions of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

File Number: ________________

Non-refundable Processing Fee: $37.00

Pursuant to UCA § 16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follow:

1. The name of the corporation is: Quest Minerals & Mining Corp.

2. The date of the following amendment was adopted: July 29, 2009.

3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):

Article IV—Authorized Shares shall be amended by deleting the first sentence thereof and inserting the sentence below in lieu thereof:

“The total number of shares which the Company shall have authority to issue is 2,525,000,000, consisting of 2,500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and 25,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

_____No shares have been issued or directors elected – Adopted by Incorporator(s)

_____No shares have been issued but directors have been elected – Adopted by the board of directors

_____Shares have been issued but shareholder action was not required – Adopted by the board of directors

____The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing) _______________________ (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: ________________________________________________ Title:
__________________________________
Dated this ________ day of __________________________________________, 20_______

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